SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 12, 2004


                                VCA ANTECH, INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                 1-16783               95-4097995
(State or Other Jurisdiction      (Commission            (IRS Employer
      of Incorporation)           File Number)         Identification No.)


                          12401 West Olympic Boulevard,
                       Los Angeles, California 90064-1022
                    (Address of Principal Executive Offices)


                                 (310) 571-6500
                         (Registrant's Telephone Number)


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     The Company held its annual meeting of stockholders on July 12, 2004. Stockholders re-elected Robert L. Antin, the Company's Chairman, President and Chief Executive Officer, as a Class II director to the Company's Board of Directors. Mr. Antin will hold office for three years, until the 2007 annual meeting of the Company's stockholders, and thereafter until his successor is duly elected and qualified.

     Effective on that same date, Arthur J. Antin, John G. Danhakl and Peter Nolan resigned from the Company's Board of Directors. As a result of these resignations a majority of the members of the Company's Board of Directors consist of independent directors under new Nasdaq corporate governance rules. The resignations of Mr. Antin, Mr. Danhakl and Mr. Nolan were necessitated in order to comply with the Nasdaq listing standards and were not the result of any disagreement with the Company.

     At the annual meeting, the stockholders also approved an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 75,000,000 shares to 175,000,000 shares. Additionally, the stockholders ratified the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2004.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

     3.1 Certificate of Amendment of Amended and Restated Certificate of Incorporation of VCA Antech, Inc.

     3.2 Certificate of Correction of Certificate of Amendment of Amended and Restated Certificate of Incorporation of VCA Antech, Inc.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 15, 2004                               VCA Antech, Inc.



                                            /s/  Tomas W. Fuller
                                            ------------------------------------
                                            By:  Tomas W. Fuller
                                            Its: Chief Financial Officer and
                                                 Assistant Secretary



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                                  EXHIBIT INDEX

EXHIBITS

3.1 Certificate of Amendment of Amended and Restated Certificate of Incorporation of VCA Antech, Inc.

3.2 Certificate of Correction of Certificate of Amendment of Amended and Restated Certificate of Incorporation of VCA Antech, Inc.